================================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

--------------------------------------------------------------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     Of the Securities Exchange Act of 1934

                                December 15, 1999

                Date of Report (Date of earliest event recorded)

                                BB&T Corporation

             (Exact name of registrant as specified in its charter)

                         Commission file number: 1-10853

                            North Carolina 56-0939887
          (State of Incorporation) (I.R.S. Employer Identification No.)

                             200 West Second Street
                       Winston-Salem, North Carolina 27101

               (Address of Principal Executive Offices) (Zip Code)

                                 (336) 733-2000
              (Registrant's Telephone Number, Including Area Code)

--------------------------------------------------------------------------------

                           This Form 8-K has 33 pages.

================================================================================

Item 5. Other Events

         The purpose of this Current Report on Form 8-K is to announce that BB&T Corporation ("BB&T") has entered into a definitive agreement to acquire First Banking Company of Southeast Georgia ("First Banking Company"), of Statesboro, Georgia, and to file certain analyst presentation materials related to this transaction as Exhibit 99.1.

         The transaction will be accomplished through a $124.2 million stock swap. It is BB&T's fifth acquisition of a Georgia bank during 1999 and will increase the bank's assets in Georgia to $5 billion after all pending mergers are completed.

         The acquisition will bolster BB&T's presence in southeast Georgia and enhance BB&T's market position in the Savannah area.

         First Banking Company, with $419 million in assets, operates 12 banking offices in southeast Georgia. Its banking subsidiaries are First Bulloch Bank & Trust Company of Statesboro, Metter Banking Company of Metter, First National Bank of Effingham (located in Springfield and Rincon), and Wayne National Bank of Jesup.

         The transaction, approved by the directors of both companies, is valued at $22.06 per share of First Banking Company's common stock based on BB&T's closing stock price on December 13, 1999, of $29.8125. The exchange ratio will be fixed at .74 shares of BB&T common stock for each First Banking Company share outstanding. The transaction is expected to be accounted for as a pooling of interests.

         First Banking Company's branch network will join BB&T's Macon-based community bank region. BB&T currently has 19 autonomous regions, which operate like community banks.

         Bulloch County - home county to First Banking Company - is a regional center for banking, education, shopping and recreation. The four counties served by First Banking's four banking subsidiaries are near the intersection of Interstate Highways 95 and 16, which forms a high growth corridor in southeast Georgia.

         The merger, which is subject to the approval of banking regulators and First Banking Company's shareholders, is expected to be completed in the second quarter of 2000.

Item 7. Exhibits

99.1     Analyst Presentation Materials

                                      BB&T
                                       and
                            First Banking Company of
                               Southeast Georgia
                               Statesboro, Georgia
                           Expanding a Great Franchise
                              Analyst Presentation
                                December 15,1999

                          Forward-Looking Information

BB&T has made forward-looking statements in the accompanying analyst presentation materials that are subject to risks and uncertainties. These statements are based on the beliefs and assumptions of the management of BB&T, and on the information available to management at the time the analyst presentation materials were prepared. In particular, the analyst materials in this report include statements regarding estimated earnings per share of BB&T on a stand alone basis, expected cost savings from the merger, estimated restructuring charges relating to the merger, estimated increases in First Banking Company's fee income ratio, the anticipated accretive effect of the merger, and BB&T's anticipated performance in future periods. With respect to estimated cost savings and restructuring charges, BB&T has made assumptions about, among other things, the extent of operational overlap between BB&T and First Banking Company, the amount of general and administrative expense consolidation, costs relating to converting First Banking Company's bank operations and data processing to BB&T's systems, the size of anticipated reductions in fixed labor costs, the amount of severance expenses, the extent of the charges that may be necessary to align the companies' respective accounting reserve policies, and the cost related to the merger. The realization of cost savings and the amount of restructuring charges are subject to the risk that the foregoing assumptions are inaccurate.

Any statements in the accompanying exhibit regarding the anticipated accretive effect of the merger and BB&T's anticipated performance in future periods are subject to risks relating to, among other things, the following possibilities:
(1) expected cost savings from this merger or other previously-announced mergers may not be fully realized or realized within the expected time frame; (2) deposit attrition, customer loss or revenue loss following proposed mergers may be greater than expected; (3) competitive pressure among depository and other financial institutions may increase significantly; (4) costs or difficulties related to the integration of the businesses of BB&T and its merger partners, including First Banking Company, may be greater than expected; (5) changes in the interest rate environment may reduce margins; (6) general economic or business conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality, or a reduced demand for credit; (7) legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which BB&T and First Banking Company are engaged; (8) adverse changes may occur in the securities markets; and (9) competitors of BB&T and First Banking Company may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T and First Banking Company.

BB&T believes these forward-looking statements are reasonable; however, undue reliance should not be placed on such forward-looking statements, which are based on current expectations. Such statements are not guarantees of performance. They involve risks, uncertainties and assumptions. The future results and shareholder values of BB&T following completion of the merger may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results and values are beyond management's ability to control or predict.

                                     Outline

-        Background and transaction terms
-        Financial data
-        Rationale and strategic objectives
-        Investment criteria
-        Summary

                                BB&T Corporation
                                      (BBT)
-        $45.9 billion bank holding company*
- 700 branch locations in NC, SC, VA, GA, MD, WV, KY, and the District of Columbia*
                                        For 3 months
                                        ended9/30/99**
                                        ------------
-        ROA                                  1.55%
-        Cash Basis ROA                       1.69%
-        ROE                                 21.20%
-        Cash Basis ROE                      27.88%
-        Cash Basis Efficiency Ratio         51.17%
* Includes the pending acquisitions of Premier Bancshares, Inc. and Hardwick Holding Company
** Recurring earnings

                            First Banking Company of
                            Southeast Georgia (FBCG)
-        $419.1 million bank holding company
-        12 banking offices in Georgia
                                        For 3 months
                                        ended 9/30/99
                                        -------------
-        ROA                                  1.81%
-        ROE                                 13.95%
-        Efficiency ratio                    52.24%

                            Pro Forma Company Profile
                               September 30, 1999

o        Size:    $46.3 billion in assets
                  $10.5 billion in market capitalization*
o        Offices  NC:      341
                  VA:      104
                  SC:       90
                  GA:      103
                  MD:       51
                  KY:       10
                  WV:        7
                  DC:        6
                  ------------
                  Total    712

* Based on closing prices as of 12/13/99. Includes shares outstanding for Premier Bancshares, Inc., Hardwick Holding Company and First Banking Company and First Banking Company of Southeast Georgia.

                            Terms of the Transaction

                            Terms of the Transaction

-        Purchase price:                $22.06 per share*
-        Aggregate value:               $124.2 million*
-        Consideration:                 Fixed exchange ratio of .74 BB&T
                                        shares for each First Banking Co. share
-        Structure:                     Tax-free exchange of stock equal to
                                        100% of purchase price
-        Accounting treatment:          Transaction will be accounted for as
                                        a pooling-of-interests
-        Lock-up provision:             Stock option agreement
-        Expected closing:              Second quarter of 2000

* Based on BB&T's closing stock price of $29.8125 as of 12/13/99.

                                     Pricing

-        Purchase price                                  $22.06
-        Premium/market                                    8.9%*
-        Price/9-30-99 stated book                         2.26x
-        Price/LTM EPS                                    18.7x
-        BB&T shares issued                                4.17 million**

* Based on First Banking Company's closing stock price of $20.25 as of 12/13/99.
** BB&T shares issued based on First Banking Company shares outstanding adjusted for stock options.



                            Acquisition Comparables*
                       Bank Acquisitions with Deal Values over $50 Million Announced Since 8/15/99

------------------------------------------------------------------------------------------------------------------------------------

                                                                                 Total                             Deal Pr/
                                                                    Date         Assets    Deal   Deal   Deal Pr/   LTM     Deal Pr/
          Buyer                          Seller                   Announced      Seller   Value   Pr/Bk   Tg Bk     EPS   99 EPS Est
                                                                                ($000)     ($M)    (%)     (%)      (x)      (x)
BB&T Corporation              Hardwick Holding Co.                11/17/1999     518,251    138.7  252.8   270.4   26.4       25.2
Whitney Holding Corp.         Bank of Houston                     11/17/1999     183,919     58.0  285.0   285.0   32.2        N/A
First Charter Corporation     Carolina First BancShares Inc.      11/08/1999     762,687    263.2  401.0   439.6   33.0       28.3
Wells Fargo & Company         Michigan Financial Corporation      11/03/1999     833,592    209.3  208.9   208.9   18.1        N/A
Gold Banc Corporation Inc.    CountryBanc Holding Company         10/25/1999     463,313     82.7  211.0   286.1   16.8        N/A
Wachovia Corp.                B.C. Bankshares Incorporated        10/07/1999     369,703    133.9  360.4   360.4   21.8        N/A
F&M National Corporation      State Bank of the Alleghenies       10/06/1999     155,411     53.3  310.5   310.5   21.5        N/A
Summit Bancorp                NMBT CORP                           10/04/1999     391,930     76.1  245.8   247.2   21.3       20.3
Wells Fargo & Company         North County Bancorp                09/30/1999     349,003    112.0  348.1   350.4   23.4        N/A
City National Corporation     Pacific Bank NA                     09/22/1999     728,622    151.4  197.1   220.2   42.0       18.1
InterWest Bancorp Inc.        Liberty Bay Financial Corporation   09/15/1999     179,518     50.7  260.7   263.0   18.3        N/A
Old Kent Financial Corp.      Grand Premier Financial             09/10/1999   1,574,959    393.1  206.4   225.4   12.3       19.4
Old National Bancorp          Heritage Financial Services Inc.    09/10/1999     206,794     63.3  381.8   382.4   21.5        N/A
Gold Banc Corporation Inc.    American Bancshares Inc.            09/07/1999     484,828     93.1  338.6   339.2   45.5       35.0
U.S. Bancorp                  Peninsula Bank of San Diego         09/02/1999     453,288    104.4  347.6   348.9   22.7        N/A
Centura Banks Inc.            Triangle Bancorp Inc.               08/23/1999   2,285,333    607.7  356.2   412.7   24.4       21.7
Staten Island Bancorp Inc.    First State Bancorp                 08/18/1999     352,365     84.0  212.3   212.3   18.7        N/A
NBT Bancorp Inc.              Lake Ariel Bancorp Inc.             08/16/1999     492,894     92.6  255.9   272.1   25.0       24.7

Maximum                                                                        2,285,333    607.7  401.0   439.6   45.5       35.0
Minimum                                                                          155,411     50.7  197.1   208.9   12.3       18.1
Average                                                                          599,245    153.8  287.8   301.9   24.7       24.1


------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

BB&T Corp.                    First Banking Co. of S.E. Georgia                  419,109    124.2  225.6   227.1   18.7       17.6**

Over / (Under) Average Comparable                                                                  (62.1)  (74.8)  (6.0)      (6.4)
                                                                  ** Based on First Banking Company's management earnings estimate.
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                                             10
* Source for Acquisition Comparables: SNL Securities.

                                 Financial Data

                                Financial Summary

For Quarter Ended:            9/30/99         9/30/99
                               BB&T*       First Banking*
                              -------        ---------
  ROA                          1.55%           1.81%
  ROE                         21.20           13.95
  Net interest margin (FTE)    4.25            5.35
  Efficiency ratio            53.15           52.24
  Net charge-offs               .26             .01
  Reserve/NPLs               410.36          322.98
  NPAs/assets                   .28             .44

* Recurring earnings

                                Capital Strength

                              BB&T               First Banking
                            (9/30/99)              (9/30/99)
                            ---------             ----------
Equity/assets                  7.4%                  13.0%
Leverage capital ratio         6.6%                  13.0%
Total risk-based capital      13.4%                  19.8%

                            Rationale for Acquisition

- BB&T has an announced strategy to pursue in-market (Carolinas/Virginia/ DC/Maryland/Georgia) and contiguous state acquisitions of high quality banks and thrifts in the $250 million to $10 billion range. The acquisition of First Banking Company of Southeast Georgia is consistent with this strategy.
- This acquisition is very consistent with past acquisitions which we have successfully executed, i.e. it fits our model.
- First Banking Company of Southeast Georgia provides BB&T with a market presence in the attractive southeastern counties of Georgia.

                              Strategic Objectives

The key strategic objectives in this acquisition are:
     -   Extension of BB&T's Georgia franchise
     -   Improve efficiency
            * 25% cost  savings  fully  realized  in the year 2001
     - Supplement First Banking Company's primarily commercial and real estate lending expertise in additional segments such as:
            * BB&T's focus on the small to middle market commercial customer and BB&T's lending expertise in those segments
            *   BB&T's strong retail banking emphasis
            *   BB&T's extensive array of fee related businesses
     - Increase productivity and market penetration through the use of BB&T's successful "Decathlon" sales management system

                              Franchise Enhancement

-       Enhances BB&T's Georgia operations
-       Provides added presence in markets contiguous to the Savannah Metro area
-       Increases BB&T's asset base in Georgia to $5.0 billion

                             Efficiency Improvement

                          Targeted Annual Cost Savings
                          ----------------------------
                          $3.6 million or approximately
                              25% of First Banking
                             Company's expense base

                           After-Tax One-Time Charges

                         One-time merger-related charges
                         -------------------------------
                                  $6.0 million

                                Branch Locations

   [Map showing location of both existing and pending BB&T branches throughout MD, VA, WV, KY, NC, SC and GA inserted here]

                                Branch Locations

       [Map showing location of First Banking Company branches throughout
                        Southeast Georgia inserted here]

                             Market Characteristics

        [Graphic of State of Georgia with Metro Savannah Georgia region indicated by two concentric circles inserted on left side of slide]


- Georgia's economy is projected to be among the Southeast region's most prosperous and to outperform the national economy substantially.
- The I-95 and I-16 intersection, in FBCG's market, forms a growth corridor in southeast Georgia.
- Bulloch County is a regional center for shopping, banking, education and recreation.
-        Savannah is Georgia's second fastest growing MSA.
- Total population in the Savannah MSA is projected to increase 7% by 2003 to 307,907.
- Total 1999 employment in the Savannah MSA is projected to increase 1.7% from 1998 to 135,606.

                            BB&T Investment Criteria

-        EPS and Cash Basis EPS (accretive by year 2)
-        Internal rate of return (15% or better)
-        Return on equity and Cash Basis ROE (accretive by year 3)
-        Return on assets and Cash Basis ROA (accretive by year 3)
-        Book value per share (accretive by year 5)
-        Must not cause combined leverage capital ratio to go below 7%

Criteria are listed in order of importance. There are sometimes trade-offs among criteria.

                                   Assumptions

- BB&T's 1999 and 2000 EPS are based on First Call estimates of $1.97 and $2.21 respectively, and subsequent years are based on 12% income statement and balance sheet growth.
- First Banking Company's 1999 EPS is based on management's estimate of $1.25. First Banking Company's 2000 EPS estimate (on a stand-alone basis) is $1.43. Subsequent to the acquisition, we have assumed that performance can be enhanced through more effective management of First Banking Company's balance sheet. For the years 2001 and thereafter, we have assumed 12% income statement and balance sheet growth except for the enhancements cited below.
- $3.6 million in cost savings (25% of First Banking Company's expense base), 40% realized in the year 2000 and 60% realized in 2001.
- First Banking Company's core net interest margin (non-FTE) is maintained annually at 5.44%.
-     First Banking Company's core fee income ratio is increased to 25% by 2005.

                            Earnings Per Share Impact

                                     Accretion                   Accretion
                                     (Dilution)    Pro Forma     (Dilution)
                      Pro Forma      Pro Forma     Cash Basis    Pro Forma
                         EPS           Shares          EPS        Shares
                     ----------     -----------   ------------  ------------
       2000*         $   2.21      $    0.000     $   2.35      $   (0.001)
       2001              2.48           0.005         2.62           0.004
       2002              2.78           0.007         2.92           0.005
       2003              3.11           0.009         3.25           0.007
       2004              3.49           0.012         3.63           0.011
       2005              3.91           0.017         4.05           0.015
       2006              4.38           0.019         4.52           0.018
       2007              4.91           0.021         5.04           0.020
       2008              5.50           0.024         5.63           0.023
       2009              6.16           0.027         6.29           0.025
       2010              6.90           0.030         7.03           0.029

               Internal rate of return  20.94%
                                        ------
*Recurring Earnings

                                  ROE Impact 1

                                                  Pro Forma
                      Pro Forma                   Cash Basis
                       ROE (%)        Change        ROE (%)        Change
                      ---------       ------      ----------       ------
        2000 2          19.32         (0.052)        23.83         (0.137)
        2001            19.22          0.013         22.86         (0.040)
        2002            19.04          0.013         21.96         (0.030)
        2003            18.85          0.016         21.18         (0.018)
        2004            18.64          0.022         20.50         (0.005)
        2005            18.42          0.030         19.90          0.008

1 The decrease in ROE results from the build up in equity relative to assets.
2 Recurring earnings



                                   ROA Impact

                                                 Pro Forma
                      Pro Forma                  Cash Basis
                        ROA (%)       Change      ROA (%)        Change
                      ---------       ------     ----------      ------
        2000*            1.62          0.001        1.75         (0.001)
        2001             1.63          0.004        1.74          0.003
        2002             1.63          0.004        1.73          0.003
        2003             1.64          0.005        1.72          0.004
        2004             1.64          0.006        1.71          0.005
        2005             1.64          0.007        1.71          0.007

* Recurring earnings


                            Book Value/Capital Impact

                                Pro Forma
                          Book Value Per Share
                          --------------------      Pro Forma
                                      Accretion      Leverage      Accretion
                        Stated        (Dilution)      Ratio        (Dilution)
                        ------        ----------    ---------      ----------
        2000         $   12.12      $    0.017         7.87%          0.027
        2001             13.70           0.022         8.17           0.027
        2002             15.50           0.029         8.44           0.027
        2003             17.55           0.038         8.69           0.028
        2004             19.90           0.050         8.93           0.030
        2005             22.59           0.067         9.17           0.033
        2006             25.68           0.086         9.39           0.036
        2007             29.20           0.108         9.62           0.038
        2008             33.24           0.132         9.83           0.040
        2009             37.86           0.159        10.05           0.042
        2010             43.13           0.189        10.26           0.044

                                                                           27

                                     Summary

- The acquisition of First Banking Company of Southeast Georgia is a strong strategic fit:
       * It helps  accomplish our goal of expanding the Georgia market
       * It fits culturally  and  geographically
       * This is the type of merger we have consistently successfully executed
-     Overall Investment Criteria are met:
       * EPS accretive in all years and Cash Basis EPS accretive in year 1
       * IRR 20.94%
       * ROE  accretive in year 1 and Cash ROE  accretive in year 5
       * ROA accretive  in all years  and Cash ROA  accretive  in year 1
       * Book  value accretive in all years
       * Combined leverage ratio remains above 7%

                                    Appendix

-        Historical Financial Data
-        Glossary


First Banking Co. of S.E. Georgia
Financial Summary
                                                                                Estimated
                                                            1997       1998        1999
                                                          --------------------------------
Earnings Summary  (In thousands)
Interest Income (FTE)
Interest on loans & leases ............................   $ 28,112    $ 29,314    $ 29,584
Interest & dividends on securities ....................      6,612       6,144       5,047
Interest on temporary investments .....................      1,080       1,434       1,339
                                                          --------    --------    --------
    Total interest income (FTE) .......................     35,804      36,892      35,970
                                                          --------    --------    --------

Interest Expense
Interest expense on deposit accounts ..................     15,198      15,296      13,249
Interest on short-term borrowings .....................       --          --            14
Interest on long-term debt ............................        738         771       1,107
                                                          --------    --------    --------
    Total interest expense ............................     15,936      16,067      14,370
                                                          --------    --------    --------


Net interest income (FTE) .............................     19,868      20,825      21,600
     Less taxable equivalency adjustment ..............        721         761         765
                                                          --------    --------    --------
Net interest income ...................................     19,147      20,064      20,835
Provision for loan losses .............................      1,086       1,018         591
                                                          --------    --------    --------
Net interest income after provision ...................     18,061      19,046      20,245
                                                          --------    --------    --------

Noninterest Income
Service charges on deposit accounts ...................      2,561       2,630       2,860
Non-deposit fees and commissions ......................        209         106         145
G / (L) on sale of real estate & securities............        (22)        (26)          1
Other operating income ................................        817       1,033       1,133
                                                          --------    --------    --------
    Total noninterest income ..........................      3,565       3,743       4,139
                                                          --------    --------    --------

Noninterest Expense
Personnel .............................................      6,357       6,678       7,080
Occupancy & equipment .................................      2,406       2,565       2,612
FDIC premiums .........................................        107          72        --
Other operating expenses ..............................      3,596       3,922       3,978
                                                          --------    --------    --------
    Total noninterest expense .........................     12,466      13,237      13,670
                                                          --------    --------    --------

Net income before taxes ...............................      9,160       9,552      10,714
Income taxes ..........................................      2,671       2,734       3,488
                                                          --------    --------    --------
Net income before nonrecurring charges ................      6,489       6,818       7,226
                                                          --------    --------    --------
Nonrecurring charges ..................................       --          (155)       (222)
                                                          ========    ========    ========
    Net income ........................................   $  6,489    $  6,663    $  7,004
                                                          ========    ========    ========

Basic EPS .............................................   $   1.22    $   1.22    $   1.25
Diluted EPS ...........................................       1.21        1.22        1.25
Diluted EPS before nonrecurring charges ...............       1.21        1.25        1.29

Book value ............................................   $   8.77    $   9.50    $   9.96

EOP shares ............................................      5,370       5,545       5,592
Basic shares ..........................................      5,315       5,441       5,592
Diluted shares ........................................      5,381       5,475       5,597

                                       30

First Banking Co. of S.E. Georgia
Financial Summary
                                                                            Estimated
                                                       1997        1998        1999
                                                    ----------------------------------
Average Balance Sheet
(In thousands)
Assets
Loans ............................................ $  268,749  $  283,722  $  302,284
Securities .......................................    102,590      96,383      69,466
Other earning assets .............................     19,443      26,780      23,477
                                                     --------    --------    --------
    Total interest-earning assets ................    390,782     406,885     395,227
                                                     --------    --------    --------

Goodwill & other intangibles .....................        435         400         358
Other assets .....................................     27,069      27,084      27,391
                                                     ========    ========    ========
    Total assets .................................   $418,286  $  434,369  $  422,976
                                                     ========    ========    ========

Net interest margin ..............................       5.08%       5.12%       5.47%

Securities as a percent of earning assets ........         26%         24%         18%


Liabilities & Shareholders' Equity
Interest-bearing deposits:
Money Market & NOW ............................... $   89,420   $  98,566  $   94,112
Savings ..........................................     18,506      18,202      19,754
CD's and other time ..............................    203,986     199,305     179,822
                                                     --------    --------    --------
    Total interest-bearing deposits ..............    311,912     316,073     293,688
Short-term borrowed funds ........................          2           8         991
Long-term debt ...................................     10,652      11,735      18,009
                                                     --------    --------    --------
    Total interest-bearing liabilities ...........    322,566     327,816     312,688

Demand deposits ..................................     46,558      51,668      51,325
Other liabilities ................................      4,682       5,113       4,141
                                                     --------    --------    --------
    Total liabilities ............................    373,806     384,597     368,154
                                                     --------    --------    --------

Preferred equity .................................       --          --          --
Common equity ....................................     44,480      49,772      54,822
                                                     --------    --------    --------
    Total equity .................................     44,480      49,772      54,822
                                                     --------    --------    --------
                                                     --------    --------    --------

Total liabilities & shareholders' equity ......... $  418,286   $ 434,369  $  422,976
                                                     ========   =========  ==========

Other int-liab. as a percent of total assets .....         3%          3%          4%

                                       31


First Banking Co. of S.E. Georgia
Financial Summary

                                                                      Estimated
                                                 1997        1998        1999
                                            ---------------------------------
Ratio Analysis
ROA ........................................       1.55%     1.57%        1.71%
ROCE .......................................      14.59%    13.70%       13.18%
Efficiency ratio ...........................       53.1%     53.8%        53.1%
Adj. noninterest income / Adj. revenues ....       15.3%     15.3%        16.1%
Average equity / Average assets ............       10.6%     11.5%        13.0%

Credit Quality
(In thousands)

Beginning ..................................    $ 4,239  $   4,194    $  4,419
                                                --------   --------    --------
Provision ..................................      1,086      1,018         591
Net charge-offs ............................     (1,131)      (793)       (137)
                                                --------   --------    --------
Ending allowance ...........................    $ 4,194  $   4,419    $  4,873
                                                --------   --------    --------


Allowance ..................................      1.50%       1.53%       1.60%
Charge-off rate ............................      0.42%       0.28%       0.05%

Period end loans & leases .................. $ 278,966   $ 287,884    $ 304,535

Period end common equity ................... $  47,073   $  52,677     $ 55,694


                                       32

                                    Glossary

Return on Assets - recurring earnings for the period as a percentage of average assets for the period.

Return on Equity - recurring earnings for the period as a percentage of average common equity for the period.

Cash Basis Performance Results and Ratios - These calculations exclude the effect on net income of amortization expense applicable to certain intangible assets. The ratios also exclude the effect of the unamortized balances of these intangibles from assets and equity.

Efficiency Ratio - calculated as recurring noninterest expense as a percentage of the sum of recurring net interest income on a fully taxable equivalent basis and recurring noninterest income.

Leverage Capital Ratio - Common shareholders' equity excluding unrealized securities gains and losses and certain intangible assets as a percentage of average assets for the most recent quarter less certain intangible assets.

Total Risk-Based Capital Ratio - The sum of shareholders' equity, a qualifying portion of subordinated debt and a qualifying portion of the allowance for loan and lease losses as a percentage of risk-weighted assets.

Net Charge-Off Ratio - Loan losses net of recoveries as a percentage of average loans and leases.

Internal Rate of Return - The interest rate that equates the present value of future returns to the investment outlay. An investment is considered acceptable if its IRR exceeds the required return. The investment is defined as the market value of the stock and/or other consideration to be received by the selling shareholders.

Recurring   Results  or  Ratios  -  earnings   excluding  charges  and  expenses
principally related to completing mergers and acquisitions.

Certain of the ratios discussed above may be annualized if the applicable periods are less than a full year.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              BB&T CORPORATION
                                                        (Registrant)

                                     By:         /S/ SHERRY A. KELLETT

                                                    Sherry A. Kellett
                                Senior Executive Vice President and Controller
                                           (Principal Accounting Officer)

Date:  December 15, 1999.